Exhibit 10.40

AMENDMENT, UNWIND, CONSENT AND WAIVER AGREEMENT

Amendment, Unwind, Consent and Waiver Agreement, dated as of November 19, 2009 (the “Agreement”), among Greenlady II, LLC (“Greenlady II”), DIRECTV (“New DTV”) and Bank of America, N.A. (“BofA”).

WHEREAS, BofA and Greenlady II have entered into the Credit Agreement, dated as of April 9, 2008 (the “Credit Agreement”), the Pledge Agreement, dated as of April 9, 2008 (the “Pledge Agreement”), and the Master Confirmation, dated as of April 9, 2008, and the Supplemental Confirmations thereunder (together, the “Collar Confirmation” and, together with the Credit Agreement and the Pledge Agreement, the “Transaction Documents”), relating to six collar transactions (the “Collar Transactions” and each, a “Component”, five of which are further described in Exhibit A hereto) between Greenlady II and BofA with respect to the common stock, par value USD 0.01 per share, of The DIRECTV Group, Inc. (“Old DTV”);

WHEREAS, Liberty Media Corporation, Liberty Entertainment, Inc., Old DTV, New DTV, DTVG One, Inc. and DTVG Two, Inc. have entered into the Agreement and Plan of Merger, dated as of May 3, 2009, as amended and supplemented by Amendment No. 1 thereto, dated as of July 29, 2009, and Amendment No. 2 thereto, dated as of October 2, 2009 (together, the “Merger Agreement”);

WHEREAS, after the consummation of the transactions contemplated by Section 1.1 of the Merger Agreement and the Split-Off (as defined in the Merger Agreement) (collectively, the “Merger Transactions”), New DTV will indirectly own all of the equity interests in Greenlady II;

WHEREAS, in connection with the Merger Transactions, the parties hereto desire to amend the Transaction Documents and unwind certain Collar Transactions;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

UNWIND OF CERTAIN COLLAR TRANSACTIONS

Capitalized terms used but not defined in this Article I shall have the meanings given to such terms in the Collar Confirmation.

SECTION 1.01. Unwind of Certain Collar Transactions. Each of Components 2 through 6 under the Collar Confirmation shall be terminated in the order indicated in Exhibit A hereto pursuant to the methodology set forth in Section 1.02(b) below (each such termination, a “Component Unwind”). For the avoidance of doubt, Component 1 shall not be subject to any Component Unwind and the “Valuation” and “Settlement Terms” provisions of Section 2 of the Collar Confirmation shall not apply to any Component Unwind hereunder.

SECTION 1.02. Unwind Methodology.

(a)           Definitions.

(i)            “2002 Definitions” means the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.

(ii)           “Component Unwind Date” means, (A) with respect to Component 2, the scheduled Exchange Business Day immediately following the Closing Date (as defined in Section 7.01(a) below), subject to adjustment as provided in Section 7.01(a) below and (B) with respect to each subsequent Component to be terminated, the scheduled Exchange Business Day immediately following the final day of the immediately preceding Component Unwind Reference Period.

(iii)          “Component Unwind Payment Date” means, for each Component Unwind, the third Currency Business Day following the final day of the related Component Unwind Reference Period.

(iv)          “Component Unwind Reference Period” means, for each Component Unwind, the period beginning on and including the related Component Unwind Date and ending on and including the date BofA notifies Greenlady II that it has unwound its existing hedge position(s) for the related Component in the open market and/or in private transactions, as determined by BofA in its sole discretion.

(v)           “Component Unwind Reference Price” means, for each Component Unwind, the volume-weighted average price per Share at which BofA unwinds its existing hedge position(s) for the related Component.

(vi)          “Market Disruption Event” has the meaning specified in Section 6.3(a) of the 2002 Definitions, determined as if (v) BofA were the “Calculation Agent”, (w) New DTV were the relevant “Issuer”, (x) the New DTV Shares (as defined in Section 8.02(h)) were the relevant “Shares”, (y) The NASDAQ Global Select Market were the “Exchange” and (z) the “Related Exchange” were “All Exchanges”; provided that the third and fourth line of Section 6.3(a) of the 2002 Definitions shall be amended by deleting the words “, at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,”.

(vii)         “Merger Event” has the meaning specified in Section 12.1(b) of the 2002 Definitions, determined as if (x) BofA were the “Calculation Agent”, (y) New DTV were the relevant “Issuer” and (z) the New DTV Shares were the relevant “Shares”; provided that, for the avoidance of doubt, no Merger Transaction shall constitute a Merger Event.

(viii)        “Potential Adjustment Event” has the meaning specified in Section 11.2(e) of the 2002 Definitions, determined as if (x) BofA were the “Calculation Agent”, (y) New DTV were the relevant “Issuer” and (z) the New DTV Shares were the relevant “Shares”.

(ix)           “Reference Call Volatility” means, for each Component Unwind, the “Reference Call Volatility” set forth for the related Component in Exhibit A hereto.

(x)            “Reference LIBOR Rate” means, for each Component Unwind Reference Period, the rate determined by BofA for the remaining term of the related Component, by linear interpolation if appropriate, using the “offer side” of the U.S. Dollar Swap rate, as set forth on Bloomberg Financial Markets Page “IYC1 USD S<go>, page <go>“ (or any successor or replacement page); provided that, if such page is not available for any reason, BofA shall determine such rate in good faith.

(xi)           “Reference Put Volatility” means, for each Component Unwind, the “Reference Put Volatility” set forth for the related Component in Exhibit A hereto.

(xii)          “Reference Rate” means, for each Component Unwind, the discount rate, quoted as a zero coupon, continuously-compounded rate, as determined by BofA assuming the then-current Reference LIBOR Rate and taking into account any other factors that BofA reasonably deems appropriate for such determination.

(xiii)         “Regulatory Disruption” means any event that BofA, in its reasonable discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, for it to refrain from or decrease any market activity in connection with any Component Unwind.

(xiv)        “Tender Offer” has the meaning specified in Section 12.1(d) of the 2002 Definitions, determined as if (x) BofA were the “Calculation Agent”, (y) New DTV were the relevant “Issuer” and (z) the New DTV Shares were the relevant “Shares”; provided that Section 12.1(d) of the 2002 Definitions shall be amended by inserting the words “or the New DTV Shares” after the words “voting shares of the Issuer” in the fourth line thereof; provided further, that, for the avoidance of doubt, no Merger Transaction shall constitute a Tender Offer.

(xv)         “Unwind Adjustment Event” means any Market Disruption Event, Merger Event, Potential Adjustment Event, Regulatory Disruption or Tender Offer.

(xvi)        “Unwind Borrow Rate” means, for each Component Unwind, the per annum rate set forth as the “Unwind Borrow Rate” for the related Component in Exhibit A hereto.

(b)           Component Unwind. With respect to each Component to be terminated, (i) BofA shall calculate a Loss amount payable by one party to the other party under the Collar Confirmation (taking into account the amendments contained herein) in respect of such Component (the “Component Unwind Payment Amount”) as if an Additional Termination Event had occurred with respect to which Greenlady II (as Party B under the Collar Transactions) were the sole Affected Party and the relevant Component were the sole Affected Transaction and (ii) an Early Termination Date with respect to such Component shall be deemed to occur on the related Component Unwind Date and BofA and Greenlady II shall have all rights, obligations and liabilities in respect thereof pursuant to the terms of the Collar Confirmation (taking into account the amendments contained herein). In determining the Component Unwind Payment Amount in respect of a Component, BofA shall take into account only the following factors: the related Component Unwind Reference Price, Reference Put Volatility, Reference Call Volatility, Reference Rate and Unwind Borrow Rate (together, the “Agreed Factors”) using such models as it uses in the regular course of business for pricing or valuing similar transactions between it and unrelated third parties; provided that, notwithstanding the foregoing, upon the earlier of (x) the occurrence of any Unwind Adjustment Event and (y) the announcement of any potential event or transaction that, in the reasonable discretion of BofA, if consummated could become an Unwind Adjustment Event, BofA may adjust the Agreed Factors, take into account any other factors it deems appropriate and make such other adjustments to its unwind activities in connection with the related Component and its calculations of the related Component Unwind Payment Amount to account for such Unwind Adjustment Event or potential Unwind Adjustment Event. With respect to each Component, BofA shall promptly notify the parties of the related Component Unwind Payment Amount, and the party owing such amount shall make payment of such amount to the party to whom such amount is owed on or prior to the related Component Unwind Payment Date.

If New DTV objects in writing to BofA’s determination of a Component Unwind Payment Amount within three Exchange Business Days after it receives notice thereof, BofA will obtain a quotation for such determination provided by a leading equity derivatives dealer, as selected by BofA, and BofA shall consider such quotation in good faith but shall not be bound by such quotation in making the relevant determination.

(c)           Instruction Days. New DTV may provide, at any time on a particular Exchange Business Day and on no more than fifteen Exchange Business Days in the aggregate for all Component Unwinds, (and upon such provision, BofA shall implement) instructions directing BofA not to unwind its hedge position(s) on such Exchange Business Day, it being understood that any such instruction shall apply only for a single Exchange Business Day and that the Component Unwind Reference Price for such day shall take into account any unwind by BofA of its hedge position(s) in respect of the related Component occurring prior to the time BofA is able, using commercially reasonable efforts, to implement such instructions (any such Exchange Business Day with respect to which New DTV provides such an instruction, an “Instruction Day”). For the avoidance of doubt, (i) New DTV may only instruct or direct BofA to suspend fully its unwind of its hedge position(s) on a particular Exchange Business Day in a manner set forth above, (ii) subject to the other provisions of this Agreement, BofA shall maintain full discretion as to how any hedge position is unwound on any day that is not an Instruction Day or prior to its implementing any instructions given by New DTV on an Instruction Day and (iii) New DTV will not seek to control or influence BofA’s decision with respect to how, when or whether to unwind any hedge position. Notwithstanding the foregoing, the parties acknowledge that any exercise by New DTV of its rights under the first sentence of this Section 1.02(c) shall not be deemed a breach of clause (iii) of the immediately preceding sentence.

ARTICLE II

FIRST AMENDMENT TO THE CREDIT AGREEMENT

Capitalized terms used but not defined in this Article II shall have the meanings given to such terms in the Credit Agreement.

SECTION 2.01. Definitions.

(a)           The introductory paragraph of the Credit Agreement is amended by inserting the words “as amended from time to time,” in the first parenthetical therein before the words “this ‘Agreement’”.

(b)           The definition of “Collar Transaction” in Section 1.01 of the Credit Agreement is amended by inserting the words “, each as amended and supplemented from time to time” after the first instance of the word “Agreement” and before the comma in the penultimate line thereof.

(c)           The definition of “Issuer” in Section 1.01 of the Credit Agreement is replaced with the following:

“Issuer” has the meaning assigned to such term in the Collar Agreement.

(d)           The definition of “Loan Document” in Section 1.01 of the Credit Agreement is amended by (i) replacing the word “and” in the second line thereof with a comma and (ii) inserting the words “ and (f) the Amendment, Unwind, Consent and Waiver Agreement among Greenlady II, LLC, DIRECTV and Bank of America, N.A., dated as of November 19, 2009 (the “Unwind Agreement”)” after the words “Parent Guarantee” in the last line thereof.

(e)           The definition of “Parent Guarantee” in Section 1.01 of the Credit Agreement is replaced with the following:

“Parent Guarantee” means the Guarantee of DIRECTV in favor of the Lender related to the Loan Documents, dated as of November 19, 2009.

(f)            The definition of “Shares” in Section 1.01 of the Credit Agreement is replaced with the following:

“Shares” has the meaning assigned to such term in the Collar Agreement.

SECTION 2.02. Termination of Commitments in connection with Component Unwinds.  The Commitment with respect to each Tranche shall be reduced to zero and terminated commencing on the Component Unwind Date for the related Component (as determined by reference to Schedule 1 to the Credit Agreement), with such reduction deemed to have occurred pursuant to Section 2.04(a) of the Credit Agreement in part on each day during the related Component Unwind Reference Period in an amount determined by BofA based on the portion of the related Component for which BofA has unwound its hedge position(s). For the avoidance of doubt, the parties acknowledge and agree that, as a result of such reduction and termination, (a) pursuant to Section 2.03(b) of the Credit Agreement, Greenlady II (as the Borrower under the Credit Agreement) shall be obligated to pay to BofA (as the Lender under the Credit Agreement) a Prepayment Amount determined by BofA as of the relevant Unwind Prepayment Date pursuant to Schedule 4 of the Credit Agreement (each, a “Tranche Partial Unwind Prepayment Amount”) and (b) Greenlady II’s right to borrow and reborrow Loans relating to the Commitment for such Tranche shall be permanently extinguished. Notwithstanding anything to the contrary in the Credit Agreement, an Event of Default described in Section 8.01(a) of the Credit Agreement shall occur with respect to the payment of any Tranche Partial Unwind Prepayment Amount only if Greenlady II has not paid such Tranche Partial Unwind Prepayment Amount to BofA on or prior to the close of business in New York City on the relevant Unwind Prepayment Date.  “Unwind Prepayment Date” means, with respect to a Tranche Partial Unwind Prepayment Amount, the Business Day following the day on which BofA unwinds the portion of its hedge position(s) to which such Tranche Partial Unwind Prepayment Amount relates.

ARTICLE III

FIRST AMENDMENT TO THE PLEDGE AGREEMENT

SECTION 3.01. Definitions.

(a)           The introductory paragraph of the Pledge Agreement is amended by inserting the words “as amended from time to time,” in the first parenthetical therein before the words “this ‘Pledge Agreement’”.

(b)           The definition of “Initial Shares” in Section 1 of the Pledge Agreement is replaced with the following:

“Initial Shares” means 170,000,000 shares of the common stock of The DIRECTV Group, Inc.

(c)           The definition of “Issuer” in Section 1 of the Pledge Agreement is replaced with the following:

“Issuer” has the meaning assigned to such term in the Collar Agreement.

(d)           The definition of “Shares” in Section 1 of the Pledge Agreement is replaced with the following:

“Shares” has the meaning assigned to such term in the Collar Agreement.

ARTICLE IV

FIRST AMENDMENT TO THE COLLAR CONFIRMATION

Capitalized terms used but not defined in this Article III shall have the meanings given to such terms in the Collar Confirmation.

SECTION 4.01. Modified Cancellation and Payment. The definition of “Modified Cancellation and Payment” in Section 2 of the Collar Confirmation is amended by deleting the second paragraph thereof.

SECTION 4.02. Payments on Early Termination. Section 3 of the Collar Confirmation shall be amended by replacing the phrase “Market Quotation” with the word “Loss”.

SECTION 4.03. Credit Support Document and Credit Support Provider.  The New DTV Guaranty (as defined in Section 7.01(b) below) shall be a Credit Support Document in relation to Greenlady II (as Party B) under the Collar Confirmation and New DTV shall be a Credit Support Provider in relation to Greenlady II (as Party B) under the Collar Confirmation.

SECTION 4.04. Effect of Merger.  The parties agree that the consummation of the Merger Transactions pursuant to the terms of the Merger Agreement will result in the substitution as “Shares” under the Collar Transactions of shares of Class A common stock of New DTV for the shares of common stock of Old DTV, and the Calculation Agent shall make appropriate changes to the definition of Issuer and the other terms of the Collar Transactions to reflect such substitution.

ARTICLE V

CONSENT AGREEMENT

SECTION 5.01. Merger Consent. For avoidance of doubt, nothing in this Agreement shall imply or be construed as an agreement, acceptance or acknowledgment by New DTV or Greenlady II that the Merger Transactions constitute or result in a Change of Control (as defined in the Credit Agreement). Subject to Section 7.01 hereof, BofA hereby consents to the Merger Transactions for purposes of Section 7.12 of the Credit Agreement, which consent shall, subject to Section 7.01 hereof, be deemed to have been effectively given by BofA as of the time immediately preceding the effective time of the Merger Transactions (determined in accordance with the terms of the Merger Agreement).

ARTICLE VI

WAIVER AND RELEASE AGREEMENT

SECTION 6.01. Waiver of Certain Rights Related to the Collar Transactions. For avoidance of doubt, nothing in this Agreement shall imply or be construed as an agreement, acceptance or acknowledgment by New DTV or Greenlady II that the Merger Transactions constitute or result in an Insider Acquisition Event, a Liberty Induced Float Reduction Event or a Liberty Control Event (each, as defined in the Collar Confirmation). The parties hereby agree that, subject to Section 7.01 hereof, while any of the Collar Transactions are outstanding, BofA shall not exercise any rights it may have under the terms of the Collar Confirmation as a result of the consummation of the Merger Transactions pursuant to any of an Insider Acquisition Event, a Liberty Induced Float Reduction Event or a Liberty Control Event (each, as defined in the Collar Confirmation).

SECTION 6.02. Release of Liberty Guaranty.  Subject to Section 7.01 hereof, BofA hereby releases Liberty Media LLC from any and all of its obligations under the Guaranty of Liberty Media LLC in favor of BofA in relation to the Collar Transactions, dated as of April 2, 2008, and shall promptly execute such documentation as may be reasonably requested by Liberty Media LLC evidencing such release.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.01. Conditions Precedent. The parties agree that the Component Unwinds described in Article I hereof, the amendments described in Articles II through IV hereof, BofA’s consent to the Merger Transactions pursuant to Section 5.01 hereof, BofA’s waiver of certain rights under the Collar Transactions pursuant to Section 6.01 hereof and BofA’s release of Liberty Media LLC from its obligations under its Guaranty pursuant to Section 6.02 hereof shall each be subject to the satisfaction of the condition set forth in Section 7.01(a) and the satisfaction (or the waiver by BofA) of the conditions set forth in Sections 7.01(b), (c) and (d).

(a)           Consummation of the Merger Transactions.  The Closing (as defined in the Merger Agreement) of the Merger Transactions shall have occurred pursuant to the terms of the Merger Agreement (the date of such occurrence, the “Closing Date”) on or prior to 5:00 p.m. (New York City time) on November 30, 2009 (or such later date as BofA may agree in writing, in which case BofA shall be entitled to adjust the Component Unwind Date for Component 2).

(b)           Guaranty by New DTV. BofA shall have received from New DTV a duly executed and delivered guaranty (substantially in the form of Exhibit B hereto) of all of Greenlady II’s obligations under this Agreement and each of the Transaction Documents (the “New DTV Guaranty”).

(c)           Representations, Warranties and Agreements. Neither Greenlady II nor New DTV shall have breached any of its representations, warranties or agreements contained herein or in any other Transaction Document.

(d)           Closing Documentation. BofA shall have received from each of Greenlady II and New DTV (i) on or prior to the Closing Date, incumbency certificates and secretary’s certificates of good standing and authority and (ii) as soon as reasonably practicable following the Closing Date (and in any case on or prior to December 4, 2009), an opinion of counsel relating to the enforceability of New DTV’s obligations under this Agreement and the New DTV Guaranty and Greenlady II’s obligations under this Agreement, in form and substance reasonably satisfactory to BofA.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF GREENLADY II AND NEW DTV

SECTION 8.01. Representations and Warranties of Greenlady II.  As of the date of this Agreement:

(a)           each of Greenlady II’s representations and warranties contained in Article V of the Credit Agreement shall be deemed to be repeated as if set forth herein; and

(b)           each of Greenlady II’s representations and warranties contained in Sections 10(a) and (c) of the Collar Confirmation shall be deemed to be repeated as if set forth herein.

SECTION 8.02. Representations, Warranties and Agreements of New DTV.  New DTV represents and warrants to, and agrees with, BofA as follows:

(a)           it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full power to execute, deliver and perform the obligations arising from this Agreement and the New DTV Guaranty;

(b)           it has duly authorized this Agreement and the New DTV Guaranty, and each signatory of this Agreement and the New DTV Guaranty has been duly authorized and has full power to execute and deliver this Agreement and the New DTV Guaranty on behalf of New DTV;

(c)           this Agreement and the New DTV Guaranty and the execution thereof do not violate any of New DTV’s constitutive documents, and this Agreement and the New DTV Guaranty do not violate any law, regulation or agreement applicable to New DTV or its assets;

(d)           all governmental and other consents that are required to have been obtained by it with respect to this Agreement and the New DTV Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)           it has duly executed and delivered this Agreement and the New DTV Guaranty, and this Agreement and the New DTV Guaranty each constitutes a valid, binding and enforceable agreement of New DTV in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar rights affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general applicability);

(f)            upon the consummation of the Merger Transactions, New DTV will indirectly own all of the equity interests in Greenlady II;

(g)           on and after the Closing Date, it shall cause Greenlady II to perform all of its obligations under this Agreement and the Transaction Documents; and

(h)           at all times during the Relevant Period, it shall not, and shall cause Greenlady II not to, communicate, directly or indirectly, any material non-public information concerning the business, operations or prospects of the Issuer (as defined in the Collar Confirmation, as amended by this Agreement) or the Shares (as defined in the Collar Confirmation, as amended by this Agreement) (“New DTV Shares”), to any Equity Derivatives Group Personnel (as defined below). “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the relevant issuer.  “Equity Derivatives Group Personnel” means any employee of BofA or its affiliates who effects purchases or sales of Shares in connection with this Agreement or is otherwise involved in unwinding BofA’s hedge position(s).

SECTION 8.03. Representations, Warranties and Agreements of Greenlady II and New DTV. Each of Greenlady II and New DTV represents and warrants to, and agrees with, BofA as follows on the date hereof and, in the case of Section 8.03(b) and (c), on each Instruction Day:

(a)           (i)            it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own decisions based on its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by BofA or any of its affiliates or agents; and (ii) it is entering into this Agreement and, with respect to New DTV, the New DTV Guaranty with a full understanding of the terms, conditions and risks thereof and is capable of and willing to assume those risks;

(b)           none of it, its officers and directors, its affiliates and any other member of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the regulations promulgated thereunder, of which it is a member (a “Counterparty Group” and each member of a Counterparty Group, together with it, its officers and directors and its affiliates, a “Counterparty Person”) is aware of any material non-public information concerning the business, operations or prospects of the Issuer (as defined in the Collar Confirmation, as amended by this Agreement) or the New DTV Shares. “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the relevant issuer;

(c)           it is not entering this Agreement nor taking any action hereunder to create actual or apparent trading activity in the New DTV Shares (or any security convertible into or exchangeable or exercisable for New DTV Shares) or to raise or depress or otherwise manipulate the price of the New DTV Shares (or any security convertible into or exchangeable or exercisable for New DTV Shares) or otherwise in violation of the Exchange Act;

(d)           during the period beginning on and including the Component Unwind Date with respect to Component 2 through and including the last day in the Component Unwind Reference Period with respect to Component 5 (being the final Component to be subject to a Component Unwind hereunder) (the “Relevant Period”), neither New DTV nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) of New DTV shall directly or indirectly (including, without limitation, by means of any derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, the New DTV Shares (or any security convertible into or exchangeable or exercisable for New DTV Shares). The foregoing shall not limit any purchase of or offer to purchase New DTV Shares (or any security convertible into or exchangeable or exercisable for New DTV Shares) (i) by New DTV or any of its affiliates from holders of awards granted under New DTV’s stock incentive plans, in connection with the vesting, exercise, settlement, expiration or termination of such awards (or New DTV or any of its affiliates being a party to a repurchase or similar agreement for such purpose), (ii) by any affiliate or “affiliated purchaser” (as defined in Rule 10b-18) of New DTV pursuant to awards granted under New DTV’s stock incentive plans or pursuant to New DTV’s share purchase or 401(k) plan(s) or (iii) by New DTV or any of its affiliates in a private transaction from any director, officer or employee of New DTV or any of its affiliates; provided that, in the case of each of clauses (i), (ii) and (iii), that such purchase or offer to purchase is a privately negotiated transaction (i.e., not open market) or does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18);

(e)           it shall, at least one day prior to the first Component Unwind Date hereunder, notify BofA of the total number of New DTV Shares purchased (if any) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) by or for it or by any of its “affiliates” or “affiliated purchasers” (each, as defined in Rule 10b-18) during each of the four calendar weeks preceding such day and during the week in which such day occurs;

(f)            it is not currently, and during the Relevant Period will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(g)           during the Relevant Period, the New DTV Shares and securities that are convertible into or exchangeable or exercisable for New DTV Shares are not, and shall not be, subject to a “restricted period” (as such term is defined in Regulation M under the Exchange Act (“Regulation M”)), and it shall not engage in any “distribution” (as such term is defined under Regulation M), other than a distribution of securities (i) that are not New DTV Shares and (ii) for which New DTV Shares are not a “reference security” (as such term is defined under Regulation M), until the second Exchange Business Day (as defined in the Collar Confirmation) immediately following the Relevant Period;

(h)           it is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code); and

(i)            it shall (i) on or prior to the Closing Date, deliver to BofA incumbency certificates and secretary’s certificates of good standing and authority in connection with its entry into this Agreement and, in the case of New DTV, the New DTV Guaranty and (ii) as soon as reasonably practicable following the Closing Date (and in any case on or prior to December 4, 2009), cause to be delivered to BofA an opinion of counsel relating to the enforceability of, in the case of New DTV, New DTV’s obligations under this Agreement and the New DTV Guaranty and, in the case of Greenlady II, Greenlady II’s obligations under this Agreement, in each case in form and substance reasonably satisfactory to BofA.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. No Additional Amendments, Consents or Waivers. Except as provided herein, all the terms of the Credit Agreement, the Pledge Agreement and the Collar Transactions are hereby confirmed and ratified and shall remain and continue in full force and effect.

SECTION 9.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

SECTION 9.03. Notices.  Except as otherwise provided herein, any notices or other communication relating to this Agreement shall be in writing and the effectiveness of such communication shall be determined in accordance with Section 12(a) of the ISDA 2002 Master Agreement, as published by the International Swaps and Derivatives Association, Inc.

Notices to or other communications with any party to this Agreement shall be sent to the relevant address set forth below. Each party to this Agreement shall be entitled to update its address for notice by effective notice to the other parties of such change.

Greenlady II:	Greenlady II, LLC
c/o DIRECTV
2230 East Imperial Highway
El Segundo, CA 90245
Attention: Larry D. Hunter, General Counsel
Facsimile: (310) 964-0838

New DTV:	DIRECTV
2230 East Imperial Highway
El Segundo, CA 90245
Attention: Larry D. Hunter, General Counsel
Facsimile: (310) 964-0838

BofA:	Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, NY 10036
Telephone: 646-855-5383
Facsimile: 212-230-8492
Email: rdilworth@bofasecurities.com
Attn: Equity Derivatives Legal — Robert Dilworth

SECTION 9.04. Release of Claims. After effective notice from BofA to Greenlady II and New DTV (which notice BofA shall provide promptly upon such receipt) that it has received payment of (x) all Tranche Partial Unwind Prepayment Amounts and Component Unwind Payment Amounts arising in connection with the Component Unwinds for Components 2 through 6 and (y) all amounts payable by Greenlady II to BofA pursuant to the Transaction Documents with respect to Component 1 and Tranche 1, each of BofA, on the one hand, and Greenlady II and New DTV, on the other hand (in such capacity, each of BofA, Greenlady II and New DTV, a “Releasor”) shall automatically release and forever discharge the other party, its corporate parents, subsidiaries and affiliates and their respective present and former directors, managing directors, officers, control persons, stockholders, general partners, limited partners, employees, agents, attorneys, administrators, successors, personal representatives, executors and assigns (collectively, the “Released Group”) from any and all actions, causes of action, injunctions, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, and variances whatsoever, whether known or unknown, in law or equity, which against any of them the Releasor, its corporate parents, subsidiaries and affiliates and their respective present and former directors, managing directors, officers, control persons, stockholders, general partners, limited partners, employees, agents, attorneys, administrators, successors, personal representatives, executors and assigns may now have, have ever had or may hereafter have against any member of the Released Group arising out of, or in connection with, or in any manner related to, this Agreement and the Transaction Documents, and all rights or obligations each Releasor has against or owes to the other party arising from this Agreement and the Transaction Documents (collectively, the “Claims”) shall be simultaneously terminated.

With respect to any and all Claims released pursuant to the foregoing paragraph, each of the Releasors shall expressly waive the provisions, rights, and benefits of California Civil Code § 1542 and any provisions, rights and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Releasors may, after the release described above, discover facts in addition to or different from those that any of them now knows or believes to be true with respect to the subject matter of the Claims released at the time such release becomes effective; however, each Releasor shall, at such effective time, fully, finally, and forever settle and release any and all Claims released as described above, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Releasors acknowledge and agree that the foregoing waiver was separately bargained for and a key element of this Agreement.

SECTION 9.05. Governing Law; Jurisdiction.  THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS ARISING OUT OF OR RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

SECTION 9.06. Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GREENLADY II, LLC

By:	Greenlady Corp., its sole managing member

By:	/s/ J. William Little
Name:	J. William Little
Title:	SVP

DIRECTV

By:	/s/ J. William Little
Name:	J. William Little
Title:	SVP

BANK OF AMERICA, N.A.

By:	/s/ David Morse
Name:	David Morse
Title:	Managing Director

Signature Page to Amendment, Unwind,
Consent and Waiver Agreement

EXHIBIT A

COMPONENTS TO BE TERMINATED

Component:	2	6	3	4	5

Reference Number:	NY-34256	NY-34260	NY-34257	NY-34258	NY-34259

Number of Options:	17,500,000	25,000,000	12,500,000	15,000,000	17,500,000

Unwind Borrow Rate:	0.15%	0.15%	0.15%	0.15%	0.15%

Reference Put Volatility:	41.60%	38.71%	37.21%	38.04%	37.64%

Reference Call Volatility:	38.89%	36.00%	35.01%	35.33%	35.62%

ORDER OF COMPONENT TERMINATIONS

1.  Component 2

2.  Component 6

3.  Component 3

4.  Component 4

5.  Component 5

A-1